SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 19, 2009

                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           Delaware                  001-32580                   27-0096927
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(State or Other Jurisdiction of     (Commission                (IRS Employer
 Incorporation or Organization)     File Number)             Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY  10004
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(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (212) 248-2002
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

A. 154 West Aviation Enterprises Inc. Consulting Agreement

      On April 30, 2009, U.S. Helicopter Corporation ("we", "us" or the "Company") entered into a Consulting Agreement (the "Consulting Agreement") with 154 West Aviation Enterprises Inc. ("154 West"). Pursuant to the Consulting Agreement, 154 West agreed to provide consulting and advisory services on activities including the development and implementation of plans to improve operating efficiencies and effecting an operational turnaround of the Company for a term of 18 months. In exchange, the Company agreed to pay 154 West a consulting fee in the amount of $750,000 upon the expiration of the term, and provided that one of the following has occurred by the end of the term: (a) we are successful in raising not less than $5 million in gross proceeds through the sale of our securities; (b) we are profitable in any three (3) month period during the term of the Consulting Agreement; or (c) we experience any improvement in profitability (which may include a reduction in operating losses) over any two (2) consecutive quarters during the term of the Consulting Agreement.

      As part of the services to be rendered under the Consulting Agreement, 154 West designated John F. Haskins to serve as Chief Executive Officer and President of the Company, with the appointment of Mr. Haskins as President to take effect upon the Company's and Mr. Haskins's satisfaction of applicable regulatory requirements. Mr. Haskins also serves as President and is the sole stockholder of 154 West.

      Either party may terminate the Consulting Agreement upon 10 business days' prior written notice and without liability or continuing obligation to us or 154 West, except that following termination 154 West will remain entitled to the compensation owed to 154 West for the full term of the Consulting Agreement except in the case of material breach of the agreement by 154 West, the voluntary resignation of Mr. Haskins from the positions of CEO and President of the Company or removal of Mr. Haskins from such positions by our Board of Directors for cause.

B. Succession Plan and Agreement

      On May 26, 2009, we entered into a Succession Plan and Agreement with John
G. Murphy (the "Succession Plan and Agreement"), who served as our Chief Executive Officer and President since 2004. By way of background, on April 2, 2009, our Board of Directors accepted the resignation of Mr. Murphy as Chief Executive Officer and President, with the effective date of such resignation to occur on April 6, 2009 (as to Mr. Murphy's role as Chief Executive Officer) and upon the Company's and Mr. Haskins's fulfillment of applicable regulatory requirements (as to Mr. Murphy's role as President), respectively. The Company anticipates that such requirements will be fulfilled on or around June 26, 2009. Pursuant to the Succession Plan and Agreement, Mr. Murphy agreed to provide consulting services regarding operational and regulatory matters as may be requested by the Company for a 90-day period beginning on the effective date of the agreement (the "Initial Term"), with additional services to be provided through May 26, 2010 on an hourly basis as may be requested by the Company from time to time. In exchange, the Company agreed to pay Mr. Murphy a payment of $45,000 for services rendered, and an hourly rate of $225 per hour for services which may be rendered during the balance of the one-year term of the Agreement. In addition, the Company has agreed to pay Mr. Murphy a severance payment in the amount of $112,500, which is payable upon one or more closings of a private placement of our securities. Mr. Murphy further agreed to resign from his position as a director of the Company effective upon signing of such agreement. The Succession Plan and Agreement also provides for mutual releases of any and all claims either party may have against the other which may have existed as of the date of such agreement.


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

C. Amendment of 154 West Bridge Loans

      On April 30, 2009, we amended the terms of a total of $1,642,160 in principal of bridge loans made to us by 154 West between November 2008 and March 2009. Pursuant to the terms of a Global Amendment to Note Purchase Agreements between 154 West and us dated April 30, 2009 (the "Global Amendment"), we agreed to extend the maturity date of $1,485,660 in principal of loans (the "Initial Loans") made between November 19 and March 5, 2009 to the earlier of (a) the date upon which we receive at least $5.0 million in gross proceeds pursuant to a sale of our securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or (b) July 31, 2009.

      In consideration for the extension under the Global Amendment, we agreed to (a) issue to 154 West 175,000 shares of our restricted common stock, (b) issue to 154 West warrants to purchase an additional 1,000,000 shares of our restricted common stock at an exercise price of $0.20 per share for a term of five years, (c) pay a fee of $20,000, to be incorporated into an amended and restated promissory note and payable upon the new maturity date, (d) increase the interest rate for such advances to 18%, and (e) provide 154 West with the right to appoint a director nominee to our Board of Directors for so long as loan amounts remain owing to 154 West. On April 28, 2009, the Board approved the appointment of George Reenstra to the Board of Directors in connection therewith. In addition, we also agreed to provide 154 West with the option to convert all sums due under the amended promissory note reflecting the Initial Loans into shares of our common stock at a price of $0.022 per share.

      In addition, as an inducement to entering into the Consulting Agreement, we agreed to amend the terms of a total of $156,500 in principal of additional advances made by 154 West in March 2009 (the "March 2009 Loans") to provide for a conversion feature substantially identical to the one provided for in the Global Amendment.

      We also agreed to provide piggyback registration rights for all shares issuable upon conversion of the Initial Loans and the March 2009 Loans in connection with a subsequent registration statement to be filed by us. In addition, we have agreed to remit payments under the Initial Loans and the March 2009 Loans to 154 West made by all of our regular monthly paying customers on a monthly basis in the event that 154 West elects because of a default under the Notes, or 154 West reasonably believes that (i) our financial condition has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) we have failed to make sufficient progress towards obtaining financing from potential investors identified by us.


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

D. Bridge Loan Transactions

      On May 1, 2009, we entered into a Note Purchase Agreement with 154 West (the "May 2009 Note Purchase Agreement"), pursuant to which we agreed to issue a total of $632,052.47 in principal amount of notes (the "May 2009 Notes"). 154 West advanced sums under this agreement on the following dates: $161,160 on April 2, 2009; $42,550 on April 10, 2009; $5,850 on April 14, 2009; $100,000 on
April 16, 2009; $40,430 on April 21, 2009; $3,945 on April 22, 2009; $40,920 on
April 23, 2009; $30,430 on April 24, 2009; and $118,050 on April 30, 2009. We
also issued a separate note in the principal amount of $27,370.80 on May 1, 2009, which has identical repayment terms as the other May 2009 Notes.

      Contemporaneously with the execution of the May 2009 Note Purchase Agreement, we issued an amended and restated promissory note in the amount of $632,052.47, which amount includes a 5% commitment fee and an amount equal to 60 days' worth of prepaid interest. In connection with this financing, we also issued to 154 West warrants to purchase an aggregate of 1,264,105 shares of our common stock as an inducement to enter into the transaction. Such warrants contain an exercise price of $0.20 per share, are exercisable for a period of five years. In addition, 154 West maintains the option to convert all sums due under the May 2009 Notes into shares of our common stock at a price equal to $0.022 per share. All shares issuable upon exercise of the warrant and upon conversion of the May 2009 Notes carry piggyback registration rights for the shares underlying such instruments.

      The May 2009 Notes accrue interest at the rate of 18% per annum from the date of issuance. We plan to use the remaining net proceeds received in this financing for working capital.

      The May 2009 Notes, along with all accrued and unpaid interest, are repayable on the earlier of (a) July 31, 2009 or (b) the date upon which we receive at least $5.0 million in gross proceeds pursuant to a sale of our securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, we agreed to remit payments to 154 West made by all of our regular monthly paying customers on a monthly basis in the event that 154 West elects because of a default under the Notes, or 154 West reasonably believes that (i) our financial condition has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) we have failed to make sufficient progress towards obtaining financing from potential investors identified by us.

      Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

E. Settlement Agreement with Federal Aviation Administration

      On April 30, 2009, we entered into a Settlement Agreement (the "Settlement Agreement") with the Federal Aviation Administration (the "FAA"). The Settlement Agreement pertains to 13 enforcement cases commenced by the FAA (the "Cases") with respect to our operations between May 2007 and January 2009. The nature of the Cases concerned alleged violations of the Federal Aviation Regulations, concerning maintenance and operations. As part of the Settlement Agreement, we agreed to pay a civil penalty totaling $240,000 in connection with six Cases, which is payable in 18 equal monthly installments commencing June 1, 2009. The FAA agreed to close the remaining seven Cases with a finding of no violation and no further action.


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

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

A. Appointment of John F. Haskins as Chief Executive Officer, President and Director

         Effective April 28, 2009, the Board of Directors (the "Board") of the Company appointed John F. Haskins to serve on the Board. The Board appointed Mr. Haskins to serve as Chief Executive Officer and President of the Company on April 2, 2009, which Mr. Haskins formally accepted through the execution of the Consulting Agreement on April 30, 2009. The effective date of Mr. Haskins's appointment as President will occur on the date upon which we and Mr. Haskins have fulfilled all regulatory requirements applicable to the Company as a Federally-certificated airline carrier.

         In addition to his positions with the Company, Mr. Haskins serves as President and is sole stockholder of 154 West, which is an investment banking/management organization dedicated to the small and middle market firms serving the aviation industry. 154 West acquires companies for investment, strategic alliances, or in some cases financial restructuring wherein day-to-day management becomes a requirement. From 1989-2008, Mr. Haskins was the founder and Chief Executive Officer of Jet Support Services (JSSI). Founded in 1989, JSSI is the world's largest provider of hourly cost maintenance programs for aircraft engines and airframes. JSSI provides its clients with comprehensive, flexible and affordable financial tools for managing the often unpredictable costs of operating and maintaining nearly all types of turbine-powered aircraft, including jets, turbo-props and helicopters. JSSI serves clients around the world by managing maintenance services through its international network of technical advisers. After nearly twenty years of operation, JSSI was acquired by R.H. Book, LLC and 1848 Capital Partners in May of 2008.


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

      Other than the transactions described in Section 1.01 above, Mr. Haskins has had a material interest in transactions during the last two years involving the Company as defined in Item 404(a) of Regulation S-B in his capacity as President and sole stockholder of 154 West. To date, 154 West has made bridge loans totaling approximately $2.6 million since November 2008 and has received warrants to purchase up to 5,548,425 shares of our common stock in connection with such bridge loans. The terms of such financings are more fully described in Reports on Form 8-K previously filed with the Securities and Exchange Commission.

B. Appointment of George Reenstra to Board of Directors

      Effective April 28, 2009, the Board of Directors (the "Board") of the Company appointed George Reenstra to serve on the Board.

      In addition to his position with the Company, Mr. Reenstra is President of Aircraft Services Group, a diversified aircraft brokerage and management company. He is also President of EVASWorldwide, the only approved cockpit smoke protection device approved by the FAA and currently in use throughout the world on Part 121, 135, 91 and military aircraft. He is a founding partner of Safety Operating Systems which provides corporate and airline audits on a worldwide basis.

      Mr. Reenstra has over 30 years of involvement in civilian aviation, most notably in the helicopter market. In the early 1970s as an employee of Bell Helicopter, he was instrumental in the sale of multiple helicopters to various first time buyers at the very beginning of the corporate helicopter cycle. Mr. Reenstra joined Sikorsky Aircraft in 1983 as Regional Sales Manager until 1989 when he left as National Sales Manager. During that time period, he was responsible for the sale of over 45 S-76 helicopters in the corporate marketplace.

      Mr. Reenstra's fixed based operator ("FBO") and aviation experience includes the operation and creation of FBOs at Teterboro, New Jersey, Conroe, Texas, Long Beach, California, and Newburg, New York. He has also assisted other individuals as a consultant in acquiring FBO properties throughout the United States.

      Mr. Reenstra began his aviation career as an Army helicopter pilot serving in Viet Nam 1968-1969. He is a recipient of the Distinguished Flying Cross and the Navy Commendation Medal with a V-Device, as well as over 25 air medals. Mr. Reenstra holds a degree from William Paterson University.

      Other than the transaction described in Section 1.01 above, Mr. Reenstra has not had a direct or indirect material interest in any transaction during the last two years involving the Company as defined in Item 404(a) of Regulation S-B.


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

C. Resignation of John G. Murphy

      Effective May 26, 2009, John G. Murphy resigned from the Company's Board of Directors in connection with the Succession Plan and Agreement. On April 2, 2009, the Board accepted the resignation of Mr. Murphy's service as Chief Executive Officer and President of the Company, with the effective date of resignation as Chief Executive Officer to occur April 6, 2009 and the effective date of resignation as President to occur on the date upon which the Company and Mr. Haskins have fulfilled all applicable regulatory requirements in connection with such transition. Mr. Murphy entered into the Succession Plan and Agreement setting forth such matters on May 26, 2009.

D. Termination of Terence O. Dennison as Chief Operating Officer

      Effective March 19, 2009, Terence O. Dennison ceased acting as our Chief Operating Officer and presently remains employed with the Company on a part-time basis.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2009

                                         U.S. HELICOPTER CORPORATION
                                         (Registrant)

                                         By: /s/ George J. Mehm, Jr.
                                             -----------------------------------
                                             George J. Mehm, Jr.
                                             Chief Financial Officer


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